CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein U.S. Strategic Research Portfolio in this Registration Statement (Form N-1A 2-29901 and 811-1716) of AllianceBernstein Cap Fund, Inc.

                                                              ERNST & YOUNG LLP

New York, New York
December 22, 2009